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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of PaineWebber Global Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Other Information-Auditors" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
New York, New York
February 29, 2000